Exhibit 99.1

BRISTOL-MYERS SQUIBB COMPANY
EARNINGS FROM OPERATIONS
(Unaudited, dollars and shares in millions except per share data)

	2020	2021
	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Net product sales	$41,321	$10,798	$11,405	$11,243	$11,609	$45,055
Alliance and other revenues	1,197	275	298	381	376	1,330
Total Revenues	42,518	11,073	11,703	11,624	11,985	46,385

Cost of products sold(a)	11,773	2,841	2,452	2,291	2,356	9,940
Marketing, selling and administrative	7,661	1,666	1,882	1,788	2,354	7,690
Research and development(b)	10,048	2,219	2,478	2,980	2,518	10,195
Acquired IPRD(b)	12,533	6	793	271	89	1,159
Amortization of acquired intangible assets	9,688	2,513	2,547	2,546	2,417	10,023
Other (income)/expense, net	(2,314)	(702)	(2)	(409)	393	(720)
Total Expenses	49,389	8,543	10,150	9,467	10,127	38,287

Earnings Before Income Taxes	(6,871)	2,530	1,553	2,157	1,858	8,098
Provision for Income Taxes	2,124	501	492	605	(514)	1,084

Net Earnings	(8,995)	2,029	1,061	1,552	2,372	7,014
Noncontrolling Interest	20	8	6	6	—	20
Net Earnings Attributable to BMS	$(9,015)	$2,021	$1,055	$1,546	$2,372	$6,994

Diluted Earnings/(Loss) per Common Share*	$(3.99)	$0.89	$0.47	$0.69	$1.07	$3.12

Weighted-Average Common Shares Outstanding - Diluted	2,258	2,265	2,252	2,243	2,219	2,245

* Quarterly amounts may not add to the year-to-date amounts, as each period is computed on a discrete basis.
(a) Excludes amortization of acquired intangible assets.
(b) Research and development charges resulting from upfront or contingent milestone payments in connection with asset acquisitions or licensing of third-party intellectual property rights have been reclassified to the Acquired IPRD line item beginning with the first quarter of 2022. Prior period results have been revised for comparability.

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION TO PREVIOUSLY REPORTED DILUTED EPS - NON-GAAP
(Unaudited, dollars and shares in millions except per share data)

	2020	2021
	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Up-front and milestone charges previously specified	$12,441	$—	$780	$200	$—	$980
Licensing income previously specified	(168)	(14)	(15)	—	(43)	(72)
Decrease/(Increase) in Earnings before income taxes - Non-GAAP	12,273	(14)	765	200	(43)	908
Income tax impact	(90)	3	(96)	(46)	10	(129)
Decrease/(Increase) in Net earnings attributable to BMS - Non-GAAP	12,183	(11)	669	154	(33)	779

Decrease/(Increase) in Diluted Earnings Per Share - Non-GAAP	5.31	—	0.30	0.07	(0.01)	0.35
Diluted Earnings Per Share - Non-GAAP previously reported	6.44	1.74	1.93	2.00	1.83	7.51
Revised Diluted Earnings Per Share - Non-GAAP	1.13	1.74	1.63	1.93	1.84	7.16

BRISTOL-MYERS SQUIBB COMPANY
SPECIFIED ITEMS
(Unaudited, dollars in millions)

	2020(a)	2021(a)
	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Inventory purchase price accounting adjustments	$2,688	$79	$88	$97	$—	$264
Intangible asset impairment	575	315	—	—	—	315
Employee compensation charges	4	—	—	—	—	—
Site exit and other costs	33	23	1	—	—	24
Cost of products sold	3,300	417	89	97	—	603

Employee compensation charges	275	—	1	—	—	1
Site exit and other costs	4	(1)	—	1	2	2
Marketing, selling and administrative	279	(1)	1	1	2	3

IPRD impairments	470	—	230	610	—	840
Inventory purchase price accounting adjustments	36	—	—	1	—	1
Employee compensation charges	282	1	—	—	—	1
Site exit and other costs	115	—	—	1	—	1
Research and development	903	1	230	612	—	843

Amortization of acquired intangible assets	9,688	2,513	2,547	2,546	2,417	10,023

Interest expense(b)	(159)	(34)	(28)	(29)	(29)	(120)
Contingent consideration	(1,757)	(510)	—	—	(32)	(542)
Equity investment (gains)/losses	(1,156)	(608)	(154)	(465)	469	(758)
Integration expenses	717	141	152	141	130	564
Provision for restructuring	530	45	78	27	19	169
Litigation and other settlements	(239)	—	—	—	—	—
Reversion excise tax	76	—	—	—	—	—
Divestiture (gains)/losses	(55)	—	(11)	2	—	(9)
Loss on debt redemption	—	281	—	—	—	281
Other (income)/expense, net	(2,043)	(685)	37	(324)	557	(415)

Increase to pretax income	12,127	2,245	2,904	2,932	2,976	11,057

Income taxes on items above	(1,643)	(303)	(292)	(137)	(261)	(993)
Income taxes attributed to Otezla divestiture	266	—	—	—	—	—
Income taxes attributed to internal transfer of intangible assets	853	—	—	—	(983)	(983)
Income taxes	(524)	(303)	(292)	(137)	(1,244)	(1,976)

Increase to net earnings	$11,603	$1,942	$2,612	$2,795	$1,732	$9,081

(a)
Revised to exclude significant R&D charges or other income resulting from up-front and contingent milestone payments in connection with asset acquisitions or licensing of third-party intellectual property rights (including related income tax impacts).

(b)	Includes amortization of purchase price adjustments to Celgene debt.

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF CERTAIN GAAP LINE ITEMS TO CERTAIN NON-GAAP LINE ITEMS
(Unaudited, dollars in millions)

	2020	2021
	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Gross profit	$30,745	$8,232	$9,251	$9,333	$9,629	$36,445
Specified items (a)	3,300	417	89	97	—	603
Gross profit excluding specified items	34,045	8,649	9,340	9,430	9,629	37,048

Marketing, selling and administrative	7,661	1,666	1,882	1,788	2,354	7,690
Specified items (a)	(279)	1	(1)	(1)	(2)	(3)
Marketing, selling and administrative excluding specified items	7,382	1,667	1,881	1,787	2,352	7,687

Research and development	10,048	2,219	2,478	2,980	2,518	10,195
Specified items (a)	(903)	(1)	(230)	(612)	—	(843)
Research and development excluding specified items	9,145	2,218	2,248	2,368	2,518	9,352

Amortization of acquired intangible assets	9,688	2,513	2,547	2,546	2,417	10,023
Specified items (a)	(9,688)	(2,513)	(2,547)	(2,546)	(2,417)	(10,023)
Amortization of acquired intangible assets excluding specified items	—	—	—	—	—	—

Other (income)/expense, net	(2,314)	(702)	(2)	(409)	393	(720)
Specified items (a)	2,043	685	(37)	324	(557)	415
Other (income)/expense, net excluding specified items	(271)	(17)	(39)	(85)	(164)	(305)

Earnings/(Loss) before income taxes	(6,871)	2,530	1,553	2,157	1,858	8,098
Specified items(a)	12,127	2,245	2,904	2,932	2,976	11,057
Earnings before income taxes excluding specified items	5,256	4,775	4,457	5,089	4,834	19,155

Provision/(benefit) for income taxes	2,124	501	492	605	(514)	1,084
Income taxes on specified items(a)	1,643	303	292	137	261	993
Income taxes attributed to Otezla® divestiture(a)	(266)	—	—	—	—	—
Income taxes attributed to internal transfer of intangible assets(a)	(853)	—	—	—	983	983
Provision for income taxes excluding tax on specified items and income taxes attributed to Otezla® divestiture and internal transfer of intangible assets	2,648	804	784	742	730	3,060

Noncontrolling Interest	20	8	6	6	—	20
Specified items(a)	—	—	—	—	—	—
Noncontrolling Interest excluding specified items	20	8	6	6	—	20

Net Earnings/(Loss) attributable to BMS used for Diluted EPS Calculation - GAAP	(9,015)	2,021	1,055	1,546	2,372	6,994
Specified items(a)	11,603	1,942	2,612	2,795	1,732	9,081
Net earnings attributable to BMS used for Diluted EPS Calculation excluding specified items - Non-GAAP	2,588	3,963	3,667	4,341	4,104	16,075

Weighted-average Common Shares Outstanding - Diluted - GAAP	2,258	2,265	2,252	2,243	2,219	2,245
Weighted-average Common Shares Outstanding - Diluted - Non-GAAP	2,293	2,265	2,252	2,243	2,219	2,245

Diluted Earnings/(Loss) Per Share - GAAP*	$(3.99)	$0.89	$0.47	$0.69	$1.07	$3.12
Diluted Earnings Per Share attributable to specified items(a)	5.12	0.85	1.16	1.24	0.77	4.04
Diluted Earnings Per Share - Non-GAAP*	$1.13	$1.74	$1.63	$1.93	$1.84	$7.16

Effective Tax Rate	(30.9)%	19.8%	31.7%	28.0%	(27.7)%	13.4%
Specified items(a)	81.3%	(3.0)%	(14.1)%	(13.5)%	42.8%	2.6%
Effective Tax Rate excluding specified items	50.4%	16.8%	17.6%	14.6%	15.1%	16.0%

*	Quarterly amounts may not add to the year-to-date amounts, as each period is computed on a discrete basis.
(a)	Refer to the Specified Items schedule for further details. Effective tax rate on the Specified Items represents the difference between the GAAP and Non-GAAP effective tax rate.

BRISTOL-MYERS SQUIBB COMPANY
USE OF NON-GAAP FINANCIAL INFORMATION

In discussing financial results, the Company refers to financial measures that are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures, provided as supplemental information to the financial measures presented in this exhibit that are calculated and presented in accordance with GAAP, are presented because management has evaluated the Company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believes that the non-GAAP financial measures presented supplement or enhance management, analysts and investors overall understanding of the Company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods.

Non-GAAP financial measures such as non-GAAP earnings and related EPS information are adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of past or future operating results. These items are excluded from non-GAAP earnings and related EPS information because the Company believes they neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods, including amortization of acquired intangible assets, including product rights that generate a significant portion of our ongoing revenue and will recur until the intangible assets are fully amortized, unwind of inventory purchase price adjustments, acquisition and integration expenses, restructuring costs, accelerated depreciation and impairment of property, plant and equipment and intangible assets, divestiture gains or losses, stock compensation resulting from accelerated vesting of Celgene awards, certain retention-related employee compensation charges related to the Celgene transaction, pension, legal and other contractual settlement charges, equity investment and contingent value rights fair value adjustments (including fair value adjustments attributed to limited partnership equity method investments beginning in 2021) and amortization of fair value adjustments of debt acquired from Celgene in our 2019 exchange offer, among other items. Certain other significant tax items are also excluded such as the impact resulting from internal transfers due to streamlining our legal entity structure subsequent to the Celgene acquisition and the global intangible low taxed income tax change upon finalization of the Otezla* divestiture in 2020. Deferred and current income taxes attributed to these items are also adjusted for considering their individual impact to the overall tax expense, deductibility and jurisdictional tax rates. The Company will modify its presentation of non-GAAP results and no longer exclude from non-GAAP results significant R&D charges or other income resulting from upfront or contingent milestone payments in connection with asset acquisitions or licensing of third-party intellectual property rights beginning in the first quarter of 2022. For the purposes of comparability with future periods, the non-GAAP financial measures for the year ended December 31, 2020, each of the four quarters of 2021 and the year ended December 31, 2021, presented in this exhibit have been updated to reflect this change; however, the Company has reconciled non-GAAP diluted earnings per share as calculated using the new methodology to the previously reported non-GAAP diluted earnings per share to allow investors and readers to evaluate this non-GAAP measure using the historic methodologies in place as of the applicable dates.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related financial measures presented in this exhibit that are prepared in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Reconciliations of the non-GAAP financial measures to the most comparable GAAP measures are provided in the accompanying financial tables. Within the accompanying financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.